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                                                                      EXHIBIT 21

                                  SUBSIDIARIES


The following is a list of the Corporation's consolidated subsidiaries as of June 29, 1996. The Corporation owns, directly or indirectly, 100% of the voting securities of each subsidiary, unless marked with an asterisk.


                                                                         STATE OR
                                                                       JURISDICTION
                                                                            OF
                    NAME                                               ORGANIZATION
                    ----                                               ------------
AltaVista Internet Software, Inc.                                  Delaware
Digital Columbia Ltda.                                             Columbia
Basys Automation Systems, Inc.                                     Delaware
CASE & CAD Engineering Produktveckling i Stockholm                 Sweden
Computer Insurance Company                                         Rhode Island
DEC Digital Equipment Corporation A.G./S.A.                        Switzerland
Digital DV -- Leasing and CAD-Vertriebs GmbH                       Germany
Digital Computer Taiwan Limited                                    Taiwan
Digital Equipment AB                                               Sweden
Digital Equipment Asia Pacific Pte. Ltd.                           Singapore
Digital Equipment (BCFI) AB                                        Sweden
Digital Equipment B.V.                                             Netherlands
Digital Equipment Betriebliche Altersversorgung G.m.b.H.           Germany
Digital Equipment of Canada Limited/Digital Equipment du Canada
  Limitee                                                          Canada
Digital Equipment Caribbean, Inc.                                  Delaware
Digital Equipment Centre Technique (Europe) S.A.R.L.               France
Digital Equipment Chile Limitada                                   Chile
Digital Equipment China Incorporated                               Peoples Republic of China
Digital Equipment China Ltd.                                       Delaware
Digital Equipment do Brazil Ltda.                                  Brazil
Digital Equipment Co. Limited                                      United Kingdom
Digital Equipment Corporation A/S                                  Norway
Digital Equipment Corporation A/S                                  Denmark
Digital Equipment Corporation (Australia) Pty. Ltd.                Australia
Digital Equipment Corporation (Consultancy) Limited                States of Jersey
Digital Equipment Corporation (Thailand) Ltd.                      Thailand
Digital Equipment Deutschland (Holding) GmbH                       Germany
Digital Equipment Corporation Espana, S.A.                         Spain
Digital Equipment Corporation Finance B.V.                         Netherlands
Digital Equipment Osterreich Aktiengesellschaft                    Austria
Digital Equipment Corporation International                        Massachusetts
Digital Equipment Corporation International (Europe)               Switzerland
Digital Equipment Corporation Japan                                Japan
Digital Equipment Corporation OY                                   Finland
Digital Equipment Corporation (New Zealand) Limited                New Zealand
AOZT Digital Equipment Corporation                                 Russia
Digital Equipment Corporation Services-Europe S.A./N.V.            Belgium
Digital Equipment (Cyprus) Ltd.                                    Cyprus
Digital Equipment s.r.o.                                           Czech Republic
Digital Equipment (DEC) Limited                                    Israel
Digital Equipment (DEC) Technical Center (Israel) Limited          Israel
Digital Equipment Distribution (Ireland) Limited                   Republic of Ireland
Digital Equipment Enterprises Espana, S.A.                         Spain
Digital Equipment Filipinas Incorporated                           Philippines
Digital Equipment Finance Corporation                              Delaware
Digital Equipment France                                           France

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
                                                                     STATE OR
                                                                   JURISDICTION
                                                                        OF
                     NAME                                          ORGANIZATION
                     ----                                          ------------
Digital Equipment GmbH                                             Germany
Digital Equipment Group B.V.                                       Netherlands
Digital Equipment Gulf W.L.L.                                      Bahrain
Digital Equipment Hellas S.A.                                      Greece
Digital Equipment Hong Kong Limited                                Hong Kong
Digital Equipment (Hungary) Computing Technology Ltd.              Hungary
*Digital Equipment (India) Ltd.                                    India
Digital Equipment International B.V.                               Netherlands
Digital Equipment International Betriebliche
  Altersversorgungsgesellschaft G.m.b.H.                           Germany
Digital Equipment International G.m.b.H.                           Germany
Digital Equipment International Limited                            Switzerland
Digital Equipment Ireland Limited                                  Republic of
                                                                   Ireland
Digital Equipment Korea, Incorporated                              Korea
Digital Equipment (Malaysia) Sdn. Bhd.                             Malaysia
Digital Equipment Maroc S.A.R.L.                                   Morocco
Digital Equipment de Mexico, S.A. de C.V.                          Mexico
Digital Equipment Portugal, Limitada                               Portugal
Digital Equipment PRC Limited                                      Hong Kong
Digital Equipment Properties Limited                               United Kingdom
Digital Equipment Romania s.r.1.                                   Romania
Digital Equipment S.A./N.V.                                        Belgium
Digital System Services AB                                         Sweden
Digital Equipment Slovakia s.r.o.                                  Slovakia
Digital Equipment SME Limited                                      United Kingdom
Digital Equipment S.p.a.                                           Italy
Digital Equipment Scotland Limited                                 United Kingdom
Digital Equipment Services, Inc.                                   Delaware
Digital Equipment Singapore (PTE) Limited                          Singapore
Digital Equipment Corporation C.I.S. B.V.                          Netherlands
Digital Equipment (Thailand) Ltd.                                  Thailand
Digital Equipment Turkiye A.S.                                     Turkey
Digital Equipment de Venezuela (D.E.V.) C.A.                       Venezuela
Digital Growth, Inc.                                               Massachusetts
Digital Incorporated                                               Delaware
Digital International Sales Corporation                            Delaware
Digital Realty Corporation                                         Delaware
Digital Receivables Financing Corporation                          Delaware
Digital Sales and Services South Africa (Pty.) Limited             Republic of
                                                                   South Africa
Digital Sociedade de Previdencia Privada                           Brazil
Computer Insurance Company Limited                                 Bermuda
Serrata Consulting Limited                                         Canada
SIPAC S.p.a.                                                       Italy
Societe Civile Immobiliere (SCI) Parc du Bois Briard               France
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